EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing a statement on Schedule 13G jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G and any amendments thereto with respect to the ordinary shares or American Depositary Shares representing ordinary shares beneficially owned by each of them, of Alibaba Group Holding Limited, a Cayman Islands company. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G and amendments thereto.

Dated: February 17, 2015

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JACK YUN MA

By:	/s/ JACK YUN MA

JOSEPH C. TSAI

By:	/s/ JOSEPH C. TSAI

CLARA WU MING-HUA

By:	/s/ CLARA WU MING-HUA

APN LTD.

By:	/s/ JACK YUN MA
Name: Jack Yun Ma
Title: Director

JC PROPERTIES LIMITED

By:	/s/ CATHY YING ZHANG
Name: Cathy Ying Zhang
Title: Director

JSP INVESTMENT LIMITED

By:	/s/ CATHY YING ZHANG
Name: Cathy Ying Zhang
Title: Director

MFG LIMITED

By:	/s/ JOSEPH C. TSAI
Name: Joseph C. Tsai
Title: Director

PARUFAM LIMITED

By:	/s/ JOSEPH C. TSAI
Name: Joseph C. Tsai
Title: Director

PMH HOLDING LIMITED

By:	/s/ JOSEPH C. TSAI
Name: Joseph C. Tsai
Title: Director

(signature page to joint filing agreement)